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                                                              EXHIBIT 10.2.17
                             CHARMING SHOPPES, INC.
                      1993 EMPLOYEES' STOCK INCENTIVE PLAN
                   RESTRICTED STOCK AND STOCK BONUS AGREEMENT

         Agreement dated as of March 20, 1996 between CHARMING SHOPPES, INC. (the "Company") and DORRIT J. BERN ("Employee").

         It is agreed as follows:


1.       GRANT OF RESTRICTED STOCK; CONSIDERATION

         The Company hereby confirms the grant, under and pursuant to the Company's 1993 Employees' Stock Incentive Plan (the "Plan"), to Employee on March 20, 1996 (the "Date of Grant") of 400,000 shares of the Company's common stock, par value $0.10 per share ("Shares"), consisting of 240,000 Shares granted pursuant to Section 6(d) of the Plan and subject to restrictions as set forth herein and therein ("Restricted Stock") and 160,000 Shares granted pursuant to Section 6(f) of the Plan and subject to the limitation on transfer set forth herein ("Bonus Stock" and, together with the Restricted Stock, the "Stock Award"). Employee shall be required to pay no cash consideration for the grant of the Stock Award, but Employee's prior services to the Company, performance of services to the Company prior to the expiration of applicable restrictions relating to the Stock Award and otherwise during the term of her employment agreement, and her agreement to abide by the terms set forth in the Plan and this Restricted Stock and Bonus Stock Agreement (the "Agreement") shall be deemed to be consideration for the Stock Award.


2.       INCORPORATION OF PLAN BY REFERENCE

         The Stock Award has been granted to Employee under the Plan, a copy of which is attached hereto. All of the terms, conditions and other provisions of the Plan are hereby incorporated by reference into this Agreement. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.


              THE DATE OF GRANT OF THE STOCK IS MARCH 20, 1996
                            GRANT NUMBER:________
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3.       RESTRICTIONS ON RESTRICTED STOCK AND RELATED TERMS

         (a)  Restrictions Generally.  Until they expire in accordance with
Section 3(b), 3(c), or 6(a), the following restrictions (the "Restrictions") shall apply to the Restricted Stock: (1) Employee shall have no right to sell, transfer, assign, pledge, or otherwise encumber or dispose of the Restricted Stock (except for transfers and forfeitures to the Company); and (2) the Restricted Stock shall be subject to the risk of forfeiture as set forth in
Section 3(b). Employee shall be entitled to receive dividends on the Restricted Stock when, as, and if dividends are declared and paid on Shares, shall be entitled to vote Restricted Stock on any matter submitted to a vote of holders of Common Stock, and shall have all other rights of a shareholder of the Company except as otherwise expressly provided under this Section 3.

         (b) Forfeiture. Unless otherwise determined by the Committee, if Employee's employment terminates and she thereafter is not an employee by the Company or any of its subsidiaries (a "Termination") prior to the expiration of the Restrictions for any reason other than due to death, permanent disability, involuntary termination by the Company for reasons other than "Cause," or voluntary termination by Employee for "Good Reason," the Restricted Stock as to which Restrictions have not previously expired shall be forfeited at the time of such Termination. In the event of a Termination due to death, permanent disability, involuntary termination by the Company for reasons other than "Cause," or a voluntary termination by Employee for "Good Reason," the Restrictions on the Restricted Stock shall expire at the time of such Termination. For purposes of this Agreement, "Cause" and "Good Reason" shall have the meanings ascribed to such terms in the Employment Agreement between Employee and the Company, as in effect at the Date of Grant. The foregoing notwithstanding, the Committee shall independently make any determination that "Cause" exists, but only if the Board of Directors previously has made such determination pursuant to the Employment Agreement. For purposes of this Agreement, the existence of a "permanent disability" shall be determined by, or in accordance with criteria and standards adopted by, the Committee.

         (c) Expiration of Restrictions. Unless the Restrictions on Restricted Stock expire earlier under Section 3(b) or 6(a), the Restrictions shall expire as to 60,000 shares of Restricted Stock on each of the third and fourth anniversaries of the Date of Grant and 120,000 shares of Restricted Stock on the fifth anniversary of the Date of Grant. Upon expiration of the Restrictions on any Restricted Stock, the Company shall promptly deliver to Employee one or more certificates representing such Shares (which shall no longer be deemed to be Restricted Stock), with any legend referring to the Restrictions removed from such certificate(s), or shall cause such Shares to be delivered to a broker or bank which maintains an account for Employee or Employee's designee, for deposit to such account.

         (d) Certificates Representing Restricted Stock. Restricted Stock shall be evidenced by issuance of one or more certificates in the name of Employee, bearing an appropriate legend referring to the terms, conditions, and Restrictions applicable





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hereunder, and shall remain in the physical custody of the General Counsel of the Company or his designee until such time as the Restrictions on such shares have expired. In addition, Restricted Stock shall be subject to such stop-transfer orders and other restrictive measures as the General Counsel of the Company shall deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of the Nasdaq National Market System or any national securities exchange on which Common Stock is then quoted or listed, or to implement the Restrictions, and the General Counsel may cause a legend or legends to be placed on any such certificates to make appropriate reference to the Restrictions.

         (e) Stock Powers. Employee agrees to execute and deliver to the Company one or more stock powers, in such form as may be specified by the General Counsel, authorizing the transfer of the Restricted Stock to the Company, at the Date of Grant of the Restricted Stock or upon request at any time thereafter.


4.       LIMITATION ON BONUS STOCK AND RELATED TERMS

         Until the earlier of September 20, 1996 or the time specified in
Section 6(a), the following limitation shall apply to the Bonus Stock:
Employee shall have no right to sell, transfer, assign, pledge, or otherwise encumber or dispose of the Bonus Stock (except for transfers and forfeitures to the Company), unless such transaction, in the opinion of the General Counsel of the Company, should not result in short-swing profit liability under Section 16(b) of the Exchange Act, considering the grant of the Stock Award and any other earlier transaction by Employee. Employee shall be entitled to receive dividends on the Bonus Stock when, as, and if dividends are declared and paid on Shares, shall be entitled to vote Bonus Stock on any matter submitted to a vote of holders of Common Stock, and shall have all other rights of a shareholder of the Company except as otherwise expressly provided under this
Section 3. Prior to the expiration of the limitation set forth in this Section 4, the General Counsel may retain the certificate or certificates representing the Bonus Stock, but such certificate or certificates shall be delivered to Employee, free of any restrictive legend, not later than the time at which the limitation expires.




5.       TAX WITHHOLDING

         Employee agrees to remit to the Company and any subsidiary, and authorizes the Company and any subsidiary to deduct from any payment to be made to Employee hereunder if such remittance has not been made, any amount that federal, state, local, or foreign tax law requires to be withheld with respect to the grant of Restricted Stock or Bonus Stock or delivery of Shares hereunder. At the election of the Committee, the Company may withhold from the number of Shares to be delivered upon expiration of Restrictions on Restricted Stock a number of whole shares up to but not exceeding that





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number which has a Fair Market Value nearest to but not exceeding the amount of taxes required to be withheld with respect to such expiration of Restrictions; provided, however, no such withholding shall be permitted if Employee elects to be taxed on the grant of Restricted Stock, under Section 83(b) of the Code, prior to expiration of Restrictions.


6.       CHANGE OF CONTROL PROVISIONS

         (a) Acceleration of Expiration of Restrictions. In the event of a Change of Control at any time after the date of grant of the Restricted Stock, the Restrictions on the Restricted Stock and limitations on the Bonus Stock shall immediately expire.

         (b) Definitions of Certain Terms. For purposes of this Agreement, the following definitions shall apply:

                          (1) "Beneficial Owner," "Beneficially Owns," and "Beneficial Ownership" shall have the meanings ascribed to such terms for purposes of Section 13(d) of the Exchange Act and the rules thereunder, except that, for purposes of this Section 6, "Beneficial Ownership" (and the related terms) shall include Voting Securities that a Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, options, or otherwise, regardless of whether any such right is exercisable within 60 days of the date as of which Beneficial Ownership is to be determined.

                          (2) "Change of Control" means and shall be deemed to have occurred if

                                  (i)  any Person, other than the Company or a
                 Related Party, acquires directly or indirectly the Beneficial Ownership of any Voting Security of the Company and immediately after such acquisition such Person has, directly or indirectly, the Beneficial Ownership of Voting Securities representing 20 percent or more of the total voting power of all the then-outstanding Voting Securities; or


                                  (ii)      those individuals who as of March
                 20, 1996 constitute the Board or who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of March 20, 1996 or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

                                  (iii)  the shareholders of the Company
                 approve a merger, consolidation, recapitalization, or reorganization of the Company, a





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                 reverse stock split of outstanding Voting Securities, or an acquisition of securities or assets by the Company (a "Transaction"), or consummation of such a Transaction if shareholder approval is not obtained, other than a Transaction which would result in the holders of Voting Securities having at least 80 percent of the total voting power represented by the Voting Securities outstanding immediately prior thereto continuing to hold Voting Securities or voting securities of the surviving entity having at least 60 percent of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such Transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered; provided, however, a Change of Control shall not be deemed to have occurred if the Committee shall have determined, by action taken prior to the approval of the Transaction by shareholders or consummation of the Transaction if shareholder approval is not obtained, that such Transaction shall not constitute a Change of Control for purposes of this Agreement (provided that the Committee shall make no such determination unless the Board shall have determined that such Transaction shall not constitute a Change of Control for purposes of Employee's Employment Agreement with the Company made as of August 22, 1995) and all other Awards then outstanding under the Plan, which determination, if made with respect to a Transaction, shall not be deemed to constitute a determination with respect to any subsequent Transaction; or

                                  (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in Related Parties owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

                          (3) "Person" shall have the meaning ascribed for purposes of Section 13(d) of the Exchange Act and the rules thereunder.

                          (4) "Related Party" means (i) a majority-owned subsidiary of the Company; or (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (iii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities; or (iv) if, prior to any acquisition of a Voting Security which would result in any Person Beneficially Owning more than ten percent of any outstanding class of Voting Security and which would be required to be reported on a Schedule 13D or an amendment thereto, the Board approved the initial transaction giving rise to an increase in





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         Beneficial Ownership in excess of ten percent and any subsequent transaction giving rise to any further increase in Beneficial Ownership; provided, however, that such Person has not, prior to obtaining Board approval of any such transaction, publicly announced an intention to take actions which, if consummated or successful (at a time such Person has not been deemed a "Related Party"), would constitute a Change of Control.

                          (5) "Voting Securities" means any securities of the Company which carry the right to vote generally in the election of directors.


7.       EMPLOYEE BOUND BY PLAN

         Employee hereby acknowledges receipt of the attached copy of the Plan and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Committee thereunder.


8.       MISCELLANEOUS

         This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Stock Award, and supersedes any prior agreements or documents with respect to the Stock Award. No amendment, alteration, suspension, discontinuation, or termination of this Agreement which may impose any additional obligation upon the Company or materially impair the rights of Employee with respect to the Stock Award shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by Employee.




                                      CHARMING SHOPPES, INC.




                                      BY:
                                         ---------------------------
                                              Eric M. Specter
                                              Vice President and
                                              Chief Financial Officer




                                      EMPLOYEE:


                                      ------------------------------
                                      Dorrit J. Bern
(3-96)





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                                  STOCK POWER


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Charming Shoppes, Inc. ____________________ shares of Common Stock, $0.10 par value per share, of Charming Shoppes, Inc., a Pennsylvania corporation (the "Corporation"), registered in the name of the undersigned on the books and records of the Corporation, and does hereby irrevocably constitute and appoint Colin D. Stern and Anthony A. DeSabato, and each of them, attorneys, to transfer the Common Stock on the books of the Corporation, with full power of substitution in the premises.


                                                 ---------------------
                                                              Signed
                                      (Signature should be in exact form
                                      as on Stock certificate)




                                      Date